UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

THE BISYS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31254	13-3532663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue, New York, New York	10016

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	212-907-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On February 15, 2005, the Board of Directors of The BISYS Group, Inc. (the “Company”) adopted the Company’s Amended and Restated By-Laws.

     The following description of the amendments to the Company’s By-Laws that are included in the Amended and Restated By-Laws is qualified in all respects to the full text of the Amended and Restated By-Laws annexed hereto as Exhibit 3.2.

     A. The Amended and Restated By-Laws add a new section, Article II, Section 9 “Notice of Stockholder Proposals and Stockholder Business.” This section generally provides that the proposal of business by a stockholder to be considered at an Annual Meeting of Stockholders (an “Annual Meeting”), which proposal is not requested pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be included in the Company’s proxy statement, and/or nominations of persons for election to the Board of Directors at an Annual Meeting, may be made by a stockholder of record, provided that the stockholder gives timely written notice thereof to the Secretary of the Corporation not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. The notice must include the information set forth in Article II, Section 9, including, among other things: a description of the proposed business; a description of the stockholder’s interest in the proposed business; the reason for conducting the business; and, as to nominations for election to the Board of Directors, all information that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serve as a director if elected.

     The new Article II, Section 9, further provides that only such business shall be conducted at a Special Meeting of Stockholders (a “Special Meeting”) as are included in the Company’s notice of meeting for the Special Meeting. Additionally, the section provides for the procedure for stockholders to make nominations for directors at a Special Meeting at which directors are to be elected.

     The new Article II, Section 9, further authorizes the chairman of the stockholders’ meeting to determine whether any proposal of business by a stockholder or stockholder nomination was proposed or made in accordance with the required procedures.

     B. Article III, Section 4, of the By-Laws was amended in the Amended and Restated By-Laws to permit notices of meetings of the Board of Directors to be transmitted by facsimile transmission and electronic mail. Such forms of notice were not previously included.

     C. Article IV of the By-Laws was amended to provide for a separate elected office of Chief Executive Officer. The By-Laws previously provided for the Chairman of the Board of Directors to be the Chief Executive Officer. Under the Amended and Restated By-Laws, the Chairman of the Board of Directors, the President or another officer may serve as Chief Executive Officer.

     D. Certain other clarifying and other changes were made to the By-Laws which are not of a material nature.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit 3.2	Amended and Restated By-Laws of The BISYS Group, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.
Date: February 16, 2005	By:	/s/ Kevin J. Dell
Kevin J. Dell,
Executive Vice President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.2	Amended and Restated By-Laws of The BISYS Group, Inc.